UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

A.S.V., LLC*

(to be converted into ASV Holdings, Inc.)

(Exact name of registrant as specified in its charter)

Minnesota	47-2631135
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

840 Lily Lane Grand Rapids, Minnesota	55744
(Address of principal executive offices)	(Zip Code)

Securities to be

registered pursuant to

Section 12(b) of the

Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities Act registration statement file number to which this form relates:

333-216912 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

*	A.S.V., LLC, a limited liability company organized under the laws of Minnesota, is the registrant filing this Registration Statement with the Securities and Exchange Commission. Prior to the listing on The NASDAQ Stock Market, LLC, A.S.V., LLC will be converted into a corporation organized under the laws of the State of Delaware under the name ASV Holdings, Inc., pursuant to the laws of Minnesota and Delaware. The Common Stock to be listed on The NASDAQ Stock Market, LLC and referred to herein are securities of ASV Holdings, Inc.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share, to be registered hereunder is set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-216912 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on March 24, 2017, as subsequently amended by any amendments to the Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement. The Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

A.S.V., LLC
(Registrant)

By:	/s/ Andrew M. Rooke
Andrew M. Rooke
Chief Executive Officer

Date:    May 9, 2017